Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 6, 2025, by and among Canaan Inc., a Cayman Islands exempted company, with headquarters located at 28 Ayer Rajah Crescent, #06-08, Singapore 139959 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.           The Company desires to sell, and the Buyers desire to purchase, the Preferred Shares (as defined below) pursuant to the Registration Statement (as defined below) which is currently effective in accordance with the Securities Act of 1933, as amended (the "1933 Act"), by the United States Securities and Exchange Commission (the "SEC").

B.            The Company has authorized a series of convertible preferred shares of the Company of US$0.00000005 each and designated as Series A-1 Convertible Preferred Shares (the "Preferred Shares"), the terms of which are set forth in the certificate of designations for such Preferred Shares, in the form attached hereto as Exhibit A (the "Certificate of Designations"), which Preferred Shares are convertible into Class A Ordinary Shares that can be deposited with The Bank of New York Mellon for the issuance of American Depositary Shares ("ADSs") issued pursuant to the Deposit Agreement dated as of November 20, 2019 among the Company, The Bank of New York Mellon, as Depositary (including any successor depositary, the "Depositary"), and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented, each ADS representing fifteen (15) Class A ordinary shares of the Company, par value US$0.00000005 per share (the "Ordinary Shares"), in accordance with the terms of the Certificate of Designations (all ADSs and the underlying Ordinary Shares represented by such ADSs, issued or issuable pursuant to the terms of the Certificate of Designations, collectively, the "Conversion Shares"), which Conversion Shares shall be registered pursuant to the Registration Statement.

C.            The Company has also agreed to sell to the Buyers, the Commitment Shares (as defined below) and the Pre-Delivery Shares (as defined below).

D.            The Preferred Shares, the Conversion Shares, the Commitment Shares and the Pre-Delivery Shares are collectively referred to herein as the "Securities."

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.     PURCHASE AND SALE OF PREFERRED SHARES.

(a)     Purchase of Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, the Company shall issue and sell to the Buyers, and each Buyer, severally, but not jointly with the other Buyers, agrees to purchase from the Company on:

(i)     the First Closing Date (as defined below), the number of Preferred Shares set forth opposite such Buyer's name in column (3) of the Schedule of Buyers attached hereto; and

(ii)    the Second Closing Date (as defined below), the number of Preferred Shares set forth opposite such Buyer's name in column (4) of the Schedule of Buyers attached hereto.

(b)     Purchase Price. Each Buyer shall pay US$1,000.00 for each Preferred Share to be purchased by such Buyer at each Closing (as defined below) (the aggregate amount paid by each Buyer at each Closing, the "Preferred Shares Purchase Price"). The Company acknowledges and agrees that [BUYER], will act as the lead investor hereunder (the "Lead Investor").

(c)     First Closing. The date and time of the first closing (the "First Closing") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed by the Company and the Lead Investor) after notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 6 and 7 (the "First Closing Date") at the offices of Hansen Black Anderson Ashcraft PLLC. The First Closing may also be undertaken remotely by electronic transfer of Closing documentation.

(d)     Second Closing. The date and time of the second closing (the "Second Closing") shall be 10:00 a.m., New York City time, on or before March 31, 2025 (or such other date and time as is mutually agreed by the Company and Lead Investor) after notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 6 and 7 (the "Second Closing Date") at the offices of Hansen Black Anderson Ashcraft PLLC. The Second Closing may also be undertaken remotely by electronic transfer of Closing documentation. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, the PRC, Hong Kong, the Cayman Islands and Singapore are authorized or required by law to remain closed.

(e)     Form of Payment. On each Closing Date, (i) each Buyer shall acquire the applicable Preferred Shares for such Closing by paying its respective Preferred Share Purchase Price to the Company by wire transfer of immediately available funds in accordance with the Wire Instructions (as defined below and provided always that the Preferred Share Purchase Price shall in no event be less than the par value of the Preferred Shares) and (ii) the Company shall deliver to each Buyer such Preferred Shares to be issued and delivered at such Closing (allocated in the amounts as the Buyers shall request), duly executed on behalf of the Company and registered in the name of such Buyer or its designee. In addition, on the First Closing Date, each Buyer shall pay the Company US$0.00000075 for each of the ADSs (the “Pre-Delivery Shares”) that are assigned to such buyer (such Buyer’s “Pre-Delivery Share Allocation”) set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers (the "Pre-Delivery Shares Purchase Price", together with “Preferred Shares Purchase Price”, the “Purchase Price”) by wire transfer of immediately available funds in accordance with the Wire Instructions. For the avoidance of doubt, at the First Closing, the Lead Investor is entitled to purchase 7,000,000 Pre-Delivery Shares and the Pre-Delivery Shares Purchase Price to be paid by the Lead Investor at the First Closing shall be US$5.25.

(f)      Commitment Shares. Within two (2) Business Days of the Second Closing Date, the Company will issue to the Lead Investor a number of ADSs calculated as follows: $4,000,000.00 divided by the Nasdaq Minimum Price (as defined in the Nasdaq Rules) of the ADSs on the Second Closing Date (the “Commitment Shares”). The Commitment Shares will be deemed fully paid for by the Lead Investor upon the payment of the Preferred Share Purchase Price applicable to the Second Closing.

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2.     BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of each Closing Date:

(a)     Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(b)     No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(c)     No Short Selling. During the period beginning thirty (30) days prior to the First Closing Date and ending on the later of the date the Preferred Shares have been repaid in full or sold by Buyer to a third party (including the sale of the Ordinary Shares underlying the Preferred Shares and the ADSs represented by such Ordinary Shares) that is not an affiliate of Buyer, or the date that the Series A Pre-Delivery Shares (as defined below) and the Pre-Delivery Shares have been returned to the Company in accordance with Section 4(s) herein, neither Buyer nor any of its subsidiaries, directors, officers, employees or other affiliates has or will directly or indirectly engage in any open market Short Sales (as defined below) of the Ordinary Shares of the Company or any other publicly traded securities, including the ADSs, of the Company; provided; however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Buyer is engaging in open market Short Sales, Buyer shall be assumed to be in compliance with the provisions of this Section 2(c) and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (i) Company shall under no circumstances be entitled to request or demand that Buyer either (A) provide trading or other records of Buyer or of any party or (B) affirmatively demonstrate that Buyer or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (ii) Company shall not assert Buyer’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Buyer or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (iii) Company shall have no setoff right with respect to any such Short Sales. As used herein, “Short Sale” has the meaning provided in Rule 200 promulgated under Regulation SHO under the 1934 Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers.

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The Company acknowledges and agrees that each Buyer does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as disclosed in the Company Disclosure Letter attached hereto, the Company represents and warrants to each of the Buyers that, as of the date hereof and as of each Closing Date:

(a)     Shelf Registration Statement.

(i)     The Company has prepared and filed in conformity with the requirements of the 1933 Act and the published rules and regulations thereunder (the "Rules and Regulations") adopted by the SEC an automatic shelf registration statement on Form F-3ASR (No. 333-285125), which became effective on February 21, 2025, including a base prospectus (the "Base Prospectus") relating to Ordinary Shares, preferred shares, warrants, debt securities and subscription rights units of the Company that may be sold from time to time by the Company, in accordance with Rule 415 of the 1933 Act, and such amendments, including post-effective amendments, thereof as may have been required to the date of this Agreement. The term "Registration Statement" as used in this Agreement means such registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations and deemed to be part thereof at the time of effectiveness pursuant to Rules 430A and 430B of the Rules and Regulations. The term "Preliminary Prospectus" means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the SEC pursuant to Rule 424 of the Rules and Regulations. The term "Prospectus" means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus filed with the SEC, and including, without limitation, the final prospectus supplement (the "Prospectus Supplement"), filed pursuant to and within the limits described in Rule 424(b) with the SEC in connection with the proposed sale of the Securities contemplated by this Agreement through the date of such Prospectus Supplement. Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus (as defined below) and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 6 of Form F-3 under the 1933 Act, which were filed or furnished under the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or before the date hereof or are so filed or furnished hereafter. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include any such document filed or furnished or to be filed or furnished under the 1934 Act after the date of the Registration Statement, any such Preliminary Prospectus, the Statutory Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

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(ii)    The Company was at the time of the filing of the "shelf" registration statement on Form F-3ASR eligible to use Form F-3ASR. As of the date of this Agreement, the Company is eligible to use Form F-3ASR under the 1933 Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering in accordance with General Instruction I.B.1 of Form F-3. The Company filed with the SEC the Registration Statement, including a Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities, and the Company has prepared and used a Preliminary Prospectus in connection with the offer and sale of the Securities. When the Registration Statement or any amendment or supplement thereto was or is declared effective and as of the date of the most recent amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the requirements of the 1933 Act and the Rules and Regulations and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus or Prospectus was first filed with the SEC (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules) and when any amendment or supplement thereto was first filed with the SEC, such Preliminary Prospectus or Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the 1933 Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or any Preliminary Prospectus or Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein.

(b)     Prospectus. As of the Applicable Time (as defined below) and as of each Closing Date, neither (x) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor (y) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information contained in or omitted from any General Use Free Writing Prospectus, the Statutory Prospectus or any Limited Use Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein. As used in this subsection and elsewhere in this Agreement:

(i)     "Applicable Time" means 9:30 (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Buyers.

(ii)    "Statutory Prospectus" as of any time means the Preliminary Prospectus included in the Registration Statement immediately prior to that time.

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(iii)   "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the 1933 Act, relating to the Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the 1933 Act.

(iv)   "General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is identified on Schedule I hereto.

(v)    "Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)     Organization. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Company’s Significant Subsidiaries (as defined in Regulation S-X) is set forth on Exhibit 8.1 to the Company’s most recent Annual Report on Form 20-F filed with the SEC) and has been duly incorporated or otherwise organized and is validly existing as an entity in good standing (where such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of the Significant Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in any material adverse effect on (i) the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and the Significant Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, or (ii) on the ability of the Company to timely perform its obligations under the Transaction Documents or (iii) on the legality, validity, binding effect or enforceability of any of the Transaction Documents (collectively a "Material Adverse Effect"). The issued and outstanding shares of share capital of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Significant Subsidiary free and clear of all liens, encumbrances, equities and claims, except as disclosed in the General Disclosure Package; and, except as disclosed in the General Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital or ownership interests in the Significant Subsidiaries are outstanding.

(d)     Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares, have been duly authorized by the Company's Board of Directors, and no further filing, consent or authorization is required by the Company's Board of Directors or its shareholders for such execution, delivery and consummation. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The resolutions approving the Certificate of Designations has been filed with the Registrar of Companies in the Cayman Islands (the “Registrar”) and are in full force and effect and have not been amended.

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(e)     Issuance of Securities. The issued and outstanding Ordinary Shares and Class B ordinary shares, par value US$0.00000005 per share, of the Company (the "Class B Ordinary Shares") have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company hereunder have been duly authorized and when issued and paid for as contemplated herein in accordance with the terms of the Transaction Documents will be free from all taxes, liens and charges with respect to the issue thereof, validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Securities or the issue and sale thereof. As of each Closing, a number of Ordinary Shares shall have been duly authorized and reserved for issuance which equals or exceeds (the "Required Reserve Amount") the sum of 175% of the maximum number of underlying Ordinary Shares representing the ADSs necessary to effect the conversion of the Preferred Shares at the then applicable Conversion Rate (as defined in the Certificate of Designations) (without regard to any limitations herein on any such conversion) using the then applicable Alternate Conversion Price (as defined in the Certificate of Designations) with respect to the then applicable Conversion Amount (as defined in the Certificate of Designations) of each Preferred Share, assuming that all of the Preferred Shares issuable pursuant to this Agreement have been issued. As of the date hereof, there are 994,406,230,513 Ordinary Shares authorized and unissued in the capital of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Ordinary Shares.

(f)      Equity Capitalization. As of the date hereof and as of each Closing Date, the Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of Ordinary Shares upon exercise of share options and warrants disclosed as outstanding in the Registration Statement and the Prospectus, the grant or issuance of options or shares under existing equity compensation plans or share purchase plans described in the Registration Statement or the Prospectus, and the issuance of ADSs under an ATM Offering (as defined in the Certificate of Designations)), and such authorized share capital conforms to the description thereof set forth in the Registration Statement and the Prospectus. The form of certificates for the Preferred Shares and the Conversion Shares, as applicable, will conform to the corporate law of the jurisdiction of the Company's incorporation. As of the date hereof, the authorized share capital of the Company consists of (1) 999,643,050,556 Class A Ordinary Shares, of which as of the date hereof, 5,281,820,043 Class A Ordinary Shares are issued and outstanding, (2) 356,624,444 Class B Ordinary Shares, of which as of the date hereof, 311,624,444 Class B Ordinary Shares are issued and outstanding, (3) 125,000 shares of Series A Preferred Shares, par value US$0.00000005 per share, of which as of the date hereof 50,000 are issued and outstanding, and (4) 200,000 Series A-1 Preferred Shares, par value US$0.00000005 per share, none of which are issued and outstanding as of the date hereof. Except as disclosed in the General Disclosure Package (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital of the Company; (ii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in the Certificate of Designations) of the Company or any of its Significant Subsidiaries or by which the Company or any of its Significant Subsidiaries is or may become bound; (iii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Significant Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Significant Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities or instruments of the Company or any of its Significant Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Significant Subsidiaries is or may become bound to redeem a security of the Company or any of its Significant Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any share appreciation rights or "phantom share" plans or agreements or any similar plan or agreement; and (viii) the Company and its Significant Subsidiaries have no liabilities or obligations required to be disclosed in the Registration Statement and Prospectus but not so disclosed in the Registration Statement and Prospectus, other than those incurred in the ordinary course of the Company's or any of its Significant Subsidiary's respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The General Disclosure Package sets forth the material terms of any outstanding warrants of the Company, including, without limitation, the exercise price, put rights or other special features and expiration date thereof.

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(g)     Disclosure.

(i)     The SEC has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company's knowledge, threatened by the SEC. The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, to the requirements of the 1933 Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the SEC conformed in all material respects, or will conform in all respects, to the requirements of the 1934 Act, or the 1933 Act, as applicable, and the Rules and Regulations. The Registration Statement and any amendments and supplements thereto do not contain, and on each Closing Date will not contain, any untrue statement of a material fact and do not omit, and on each Closing Date will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and on each Closing Date will not contain, any untrue statement of a material fact, and do not omit, and on each Closing Date will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, any amendment or supplement thereto, the Prospectus and any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein.

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(ii)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Buyers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company has notified or will notify promptly the Buyers so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented.

(iii)   The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes material, non-public information concerning the Company and its Significant Subsidiaries, taken as a whole, that will not be included in the 6-K Filing (as defined below). The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company or any of its Significant Subsidiaries, their business and the transactions contemplated hereby, including the General Disclosure Package, furnished by or on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(h)     Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities hereunder other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and other materials, if any, permitted under the 1933 Act. The Company will file with the SEC all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the 1933 Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the SEC any electronic road show.

(i)      Ineligible Issuer Status. At the time of filing the Registration Statement and as of the date hereof, the Company was not and is not an "ineligible issuer" (as defined in Rule 405 under the 1933 Act, without taking into account any determination by the SEC pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Securities as contemplated by the Registration Statement.

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(j)      Financial Statements. The consolidated financial statements of the Company and the Significant Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position of the Company and the consolidated Significant Subsidiaries and the results of operations and cash flows of the Company and the consolidated Significant Subsidiaries, at the indicated dates and for the indicated periods. Such consolidated financial statements and related schedules have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved ("GAAP"), except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Significant Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k)     Accountants. KPMG Huazhen LLP, who has certified certain of the financial statements filed with the SEC as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, has represented to the Company that it is an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(l)      Weaknesses or Changes in Internal Accounting Controls. Except as disclosed in the General Disclosure Package, neither the Company nor any of the Significant Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(m)    Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC and The Nasdaq Global Market (the "Principal Market"), if applicable, thereunder (collectively, the "Sarbanes-Oxley Act") has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.

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(n)     Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries or any of the Company's or its Significant Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as disclosed in the General Disclosure Package or the Company Disclosure Letter attached hereto or as would not reasonably be expected to have a Material Adverse Effect.

(o)     Title to Assets. The Company and the Significant Subsidiaries do not own any real property and have good and marketable title, or have valid and marketable rights to lease or otherwise use, all real property and all personal property owned by them that is material to the business of the Company and the Significant Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Significant Subsidiaries and (ii) Liens for the payment of federal, state, foreign or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Significant Subsidiaries are in compliance, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(p)     Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Significant Subsidiaries each (i) has made or filed all necessary United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, and (ii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(q)     Absence of Certain Changes. Except as disclosed in the General Disclosure Package, since the date of the Company’s latest audited consolidated financial statements, (i) the Company has, not declared or paid any dividends, (ii) the Company and the Significant Subsidiaries have not sold to third parties any material assets outside the ordinary course of business and (iii) the Company and the Significant Subsidiaries have not had material capital expenditures outside the ordinary course of business. The Company and the Significant Subsidiaries have no material contingent obligations which are not disclosed in the Company's consolidated financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any of its Significant Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company, on a standalone basis and together with its Significant Subsidiaries on a consolidated basis, is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent (as defined below). For purposes of this Agreement, (x) "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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(r)      No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities), will not (i) result in a violation of its memorandum and articles of association, any certificate of designations or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of under any agreement, indenture, mortgage, deed of trust, lease, contract, indenture or other agreement or instrument or obligation to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary, or any of their respective properties, is bound or (iii) result in a violation of any law, rule, regulation, order, judgment, writ or decree of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction (including U.S. federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Significant Subsidiaries) or by which any property or asset of the Company or any of its Significant Subsidiaries is bound, except with respect to clauses (ii) and (iii), for such violations, conflicts, breaches, defaults or rights which would not, individually or in the aggregate, have a Material Adverse Effect.

(s)     Contracts. There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the 1933 Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principle). Except as disclosed in the General Disclosure Package, neither the Company nor any of its Significant Subsidiaries nor, to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company or its Significant Subsidiaries is a party or by which the Company or its Significant Subsidiaries or their respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

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(t)      Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the SEC, the Financial Industry Regulatory Authority, Inc. (FINRA) or such additional steps as may be required under state securities or Blue Sky laws ) has been made or will be made as soon as practical after the applicable Closing Date of the transactions.

(u)     Conduct of Business. Except as disclosed in the General Disclosure Package, neither the Company nor any of its Significant Subsidiaries is in material violation of any term of or in default under the amended and restated memorandum and articles of association of the Company as in effect on the date hereof and on the applicable Closing Date ("Articles of Association"), any certificate of designations, preferences or rights of any other outstanding series of preferred shares of the Company or any of its Significant Subsidiaries or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Except as disclosed in the General Disclosure Package, neither the Company nor any of its Significant Subsidiaries is in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Significant Subsidiaries. The Company has satisfied all material eligibility requirements necessary to enable its ADSs to be listed or quoted on one or more Eligible Markets (as defined in the Certificate of Designations). During the two (2) years prior to the date hereof, (i) the ADSs have been listed or designated for quotation on the Principal Market or another Eligible Market, (ii) trading in the ADSs has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market (or other Eligible Market on which the ADSs were previously listed) regarding the suspension or delisting of the ADSs from such Principal Market or other Eligible Market. The Company and its Significant Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Without limiting the generality of the foregoing, neither the Company not any of its Significant Subsidiaries is in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the ADSs by the Principal Market in the foreseeable future.

(v)     Intellectual Property. The Company and the Significant Subsidiaries have or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Significant Subsidiary has received a written notice that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Significant Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Significant Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(w)    Manipulation of Prices. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that would reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities.

(x)      Investment Company Act. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company" as that term is defined in the Investment Company Act of 1940, as amended.

(y)     Internal Accounting Controls.

(i)     The Company and each of the Significant Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and liabilities; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)     The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); the Company's "disclosure controls and procedures" are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(z)     Industry and Market Data. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are based on or derived.

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(aa) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Significant Subsidiaries are and has been conducted at all times in compliance with all applicable U.S. and non-U.S. Laws, rules and regulations relating to terrorism or money laundering, including, without limitation, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the U. S. Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, and any applicable law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), and the rules and regulations promulgated thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the "Anti-Money Laundering Laws"), and, except as disclosed in the General Disclosure Package, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Significant Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or its Significant Subsidiaries, threatened.

(bb) No Conflicts with Sanctions Laws. Neither the Company nor any of its Significant Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or other Person acting on behalf of the Company or its Significant Subsidiaries is, or is directly or indirectly, individually or in the aggregate, owned or controlled by any Person that is, currently the subject or the target of any sanctions administered or enforced by the U.S. government including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Departments of State or Commerce and including, without limitation, the designation as a "Specially Designated National" or on the "Sectoral Sanctions Identifications List" (collectively, "Blocked Persons"), the United Nations Security Council, the European Union, His Majesty's Treasury of the United Kingdom or any other relevant sanctions authority (collectively, "Sanctions Laws"), or any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions Laws; neither the Company nor any of its Significant Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or other Person acting on behalf of the Company or its Significant Subsidiaries, is located, organized, resident or doing business in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws, which as of the date hereof, include, without limitation, the Crimea, Dontesk, and Luhansk regions of Ukraine, Cuba, Iran, North Korea, and Syria (each, a "Sanctioned Country"); the Company and its Significant Subsidiaries are in compliance with all Sanctions Laws; the Company and its Significant Subsidiaries maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its Significant Subsidiaries with applicable Sanctions Laws; none of the Company or its Significant Subsidiaries, or, to the Company’s knowledge, any director, officer, employee, agent, affiliate or other Person acting on behalf of the Company or its Significant Subsidiaries, acting in any capacity in connection with the operations of the Company or its Significant Subsidiaries, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of the Company or its Significant Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities hereunder, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and thereby being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Significant Subsidiary, joint venture partner or other Person, (i) for the purpose of unlawfully funding or facilitating any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) for the purpose of unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transactions contemplated by the Transaction Documents, whether as advisor, investor or otherwise) of Sanctions Laws. For the past five (5) years, each of the Company and its Significant Subsidiaries has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

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(cc) Anti-Bribery. None of the Company or its Significant Subsidiaries nor anyone acting on their behalf have made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. None of the Company or its Significant Subsidiaries, nor to the Company’s knowledge any director, officer, agent, employee or other Person acting on behalf of the Company or its Significant Subsidiaries, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a government-owned or controlled entity with which any of the Company or its Significant Subsidiaries does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which any of the Company or its Significant Subsidiaries operates its business, including, in each case, the rules and regulations thereunder (collectively, the "Anti-Bribery Laws"), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any Person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to unlawfully obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; each of the Company and its Significant Subsidiaries has instituted and maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the Anti-Bribery Laws; none of the Company or its Significant Subsidiaries will directly or indirectly use the proceeds of the Securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other Person for the purpose of financing or facilitating any activity that would violate the Anti-Bribery Laws; except as disclosed in the General Disclosure Package, there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company or its Significant Subsidiaries, or any of their respective current or former directors, officers, employees, representatives, agents or other Persons acting on their behalf.

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(dd) Insurance. The Company and each of the Significant Subsidiaries carry, or are covered by, insurance by insurers of recognized financial responsibility in such amounts and covering such losses and risks, including, but not limited to, directors and officers insurance coverage, as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses. Neither the Company nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers, in each case, as may be necessary to continue its business at a cost that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ee) Employee Relations. Except as disclosed in the General Disclosure Package: (i) no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect; (ii) none of the Company’s or its Significant Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Significant Subsidiary, neither the Company nor any of its Significant Subsidiaries is a party to a collective bargaining agreement, and the Company and its Significant Subsidiaries believe that their relationships with their employees are good; (iii) to the knowledge of the Company, no executive officer of the Company or any Significant Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or noncompetition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Significant Subsidiaries to any liability with respect to any of the foregoing matters; (iv) the Company and its Significant Subsidiaries are in compliance with all applicable U.S. federal, state, local and applicable foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) Transactions with Affiliates. Except as set forth in the General Disclosure Package, none of the officers or directors of the Company or any Significant Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Significant Subsidiary is presently a party to any transaction with the Company or any Significant Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.

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(gg) Environmental Laws. Except as disclosed in the General Disclosure Package, the Company and its Significant Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(hh) Listing; 1934 Act Registration. As of the date hereof, the ADSs are quoted for trading on the Principal Market. As of the date hereof, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the 1934 Act or the quotation of the ADSs on the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or quotation.

(ii) No Integrated Offering. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the Rules and Regulations or the interpretations thereof by the SEC.

(jj) Brokerage Fees; Commissions. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its Significant Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Buyers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities hereunder. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with such claim (other than for claims made by Persons engaged by any Buyer or its investment advisor). Neither the Company nor any of its Significant Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities hereunder.

(kk) Consents. Other than as described in Section 3(t), or as have been previously obtained, filed or made, neither the Company nor any of its Significant Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any of its Significant Subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to each applicable Closing Date (or in the case of filings detailed above, will be made timely after such applicable Closing Date) and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

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(ll) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Significant Subsidiaries, (ii) an "affiliate" (as defined in Rule 405 of the 1933 Act) of the Company or any of its Significant Subsidiaries or (iii) to the knowledge of the Company, a "beneficial owner" (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 10% of the Ordinary Shares. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Significant Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(mm) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to the terms of the Certificate of Designations will increase in certain circumstances. The Company further acknowledges that its obligations to issue Conversion Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(nn) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable the Company's issuance of the Securities and any Buyer's ownership of the Securities from the provisions of any control share acquisition, interested shareholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Association or the laws of the jurisdiction of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of Securities and each Buyer's ownership of the Securities. Except as set forth in the Registration Statement and the Prospectus, the Company does not have any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Ordinary Shares or a change in control of the Company.

(oo) Subsidiary Rights. The Company or one of its Significant Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Significant Subsidiaries as owned by the Company or such Significant Subsidiary.

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(pp) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(qq) Transfer Taxes. On each Closing Date, all share transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(rr) Acknowledgement Regarding Buyers' Trading Activity. The Company acknowledges and agrees that (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling securities based on securities issued by the Company or to hold the Securities for any specified term; and (ii) past or future open market or other transactions by any Buyer, before or after the closing of the transactions contemplated by this Agreement or future transactions, may negatively impact the market price of the Company's publicly-traded securities. The Company further understands and acknowledges that (a) one or more Buyers may engage in trading activities at various times during the periods that the Securities are outstanding, including, without limitation, during the period that the value of the Conversion Shares deliverable with respect to Securities are being determined and (b) such trading activities (if any) could reduce the value of the existing shareholders' equity interests in the Company at and after the time that the trading activities are being conducted. The Company acknowledges that such aforementioned trading activities do not constitute a breach of this Agreement, the Certificate of Designations, or any of the documents executed in connection herewith.

(ss) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(tt) Bank Holding Company. Neither the Company nor any of its Significant Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Significant Subsidiaries or affiliates owns or controls directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Significant Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(uu) Indebtedness and Other Contracts. Except as disclosed in the General Disclosure Package, neither the Company nor any of its Significant Subsidiaries, (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. The General Disclosure Package provides a detailed description of the material terms of any such outstanding Indebtedness, including, without limitation, descriptions of any defaults, forbearances, accounts receivable and accounts payable thereunder.

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(vv) Share Option Plans. Each share option granted by the Company was granted (i) in accordance with the terms of the applicable Company share option plan and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares or ADSs, as applicable, on the date such share option would be considered granted under GAAP and applicable law. No share option granted under the Company's share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Significant Subsidiaries or their financial results or prospects.

(ww) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

(xx) Home Country Rules. (i) The Company has notified the Principal Market of its intention to be subject to the home country practice of the Cayman Islands, (ii) the Company has made all applicable filings with the SEC with respect to relying on home country practice in accordance with Nasdaq Listing Rule 5615(a)(3) and (iii) Nasdaq Listing Rule 5635 does not apply to the Company.

(yy) Dealer Registration. The Company acknowledges that Lead Investor is not registered as a ‘dealer’ under the 1934 Act.

(zz) Due Diligence. The Company has performed background research on Lead Investor and its affiliates and has received and reviewed the due diligence packet provided by Lead Investor.

(aaa) WKSI. As of the date hereof and each Closing Date, the Company is a “well-known seasoned issuer” as such term is defined in Rule 405 of the 1933 Act (a “WKSI”).

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(bbb) Outbound Investment Law. The Company is a “covered foreign person” as defined in 31 C.F.R. § 850.209. The Company does not engage, or presently intend to engage in (i) a “covered activity” (as defined at 31 C.F.R. § 850.208) which would cause any of the transactions contemplated hereby to be a “prohibited transaction” (as defined at 31 C.F.R. § 850.224), or (ii) any other activity that would cause the Buyer to be in violation of any Outbound Investment Law (as defined below) or cause the Buyer to be legally prohibited by such Outbound Investment Law from performing under this Agreement, in each case, as a result of the any of the transactions contemplated hereby being a “prohibited transaction” (as defined at 31 C.F.R. § 850.224). For the purpose of this Agreement, “Outbound Investment Law” means any requirement of law related to (i) the Outbound Investment Regulations (as defined below) and (ii) Executive Order 14105 (effective August 9, 2023) on Addressing US Investments in Certain National Security Technologies and Products in Countries of Concern. For purposes of this Agreement, “Outbound Investment Regulations” means the regulations administered and enforced, together with any related public guidance issued, by the US Department of the Treasury and codified at 31 C.F.R. Part 850. In the event the Company is currently engaged in or engages in the future in any conduct that would cause any of the transactions contemplated hereby to be a “prohibited transaction” under the Outbound Investment Law or the Outbound Investment Regulations, then each Buyer would have the right to cause the Company to immediately redeem any outstanding Preferred Shares held by such Buyer at the Triggering Event Redemption Price (as defined in the Certificate of Designations), and such right shall be in addition to any other rights and remedies available to such Buyer under the Transaction Documents. For the avoidance of doubt, the Company makes no representation as to, and shall not be responsible for, any violation or prohibition arising solely from the Buyer’s own acts, omissions, or failure to obtain required authorizations under the Outbound Investment Law.

(i)        The Company does not develop or produce any electronic design automation software for the design of integrated circuits or advanced packaging.

(ii)       The Company does not develop or produce any of the following: (1) front-end semiconductor fabrication equipment designed for performing the volume fabrication of integrated circuits, including equipment used in the production stages from a blank wafer or substrate to a completed wafer or substrate; (2) equipment for performing volume advanced packaging; or (3) commodity, material, software, or technology designed exclusively for use in or with extreme ultraviolet fabrication equipment.

(iii)      The Company does not design any integrated circuit that meets or exceeds the performance parameters in Export Control Classification Number 3A090.a in supplement No. 1 to 15 C.F.R. part 774, or integrated circuits designed for operation at or below 4.5 Kelvin.

(iv)      The Company does not fabricate any of the following: (1) logic integrated circuits using a non-planar transistor architecture or with a production technology node of 16/14 nanometers or less, including fully depleted silicon-on-insulator integrated circuits; (2) NOT-AND memory integrated circuits with 128 layers or more; (3) dynamic random-access memory integrated circuits using a technology note of 18-nanometer half-pitch or less; (4) integrated circuits manufactured from a gallium-based compound semiconductor; (5) integrated circuits using graphene transistors or carbon nanotubes; or (6) integrated circuits designed for operation at or below 4.5 Kelvin.

(v)       The Company does not package any integrated circuits using advanced packaging techniques.

(vi)      The Company does not develop, install, sell, or produce any supercomputer enabled by advanced integrated circuits that can provide a theoretical compute capacity of 100 or more double-precision (64-bit) petaflops or 200 or more single-precision (32-bit) petaflops of processing power within a 41,600 cubic foot or smaller envelope.

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(vii)     The Company does not develop any quantum computers or any of the critical components required to produce a quantum computer, such as dilution refrigerators or two-stage pulse tube cryocoolers.

(viii)    The Company does not develop or produce quantum networks or quantum communication systems designed for, or which the relevant “covered foreign person” intends to be used for: (1) networking to scale up the capabilities of quantum computers, such as for the purposes of breaking or compromising encryption; (2) secure communications, such as quantum key distribution; or (3) any other application that has any military, government intelligence, or mass surveillance end use.

(ix)      The Company does not develop any artificial intelligence systems that are designed to be exclusively used for, or which the relevant covered person intends to be used for: (1) military end use (e.g., for weapons targeting, target identification, combat simulation, military vehicle or weapon control, military decision-making, weapons design, or combat system logistics and maintenance); or (2) government intelligence or mass-surveillance end use (e.g., through the incorporation of features such as mining text, audio, or video, image recognition; location tracking; or surreptitious listening devices).

(x)       The Company does not develop any artificial intelligence systems that are trained using a quantity of computing power greater than 10^25 computational operations or 10^24 computational operations (e.g., integer or floating-point operations) using primarily biological sequence data.

(xi)      The Company has not made any public statements, issued any press releases, published any reports, documents, or materials, or otherwise disseminated any information that is contrary to, or may be reasonably construed to be contrary to, the representations and warranties set forth in this Section 3(bbb).

The Company, being aware of the matters and legal issues described in subsections (yy) and (zz) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated this Agreement and the Certificate of Designation and covenants and agrees that it will not use any such information or legal theory as a defense to performance of its obligations under this Agreement or the Certificate of Designation or in any attempt to avoid, modify, reduce, rescind or void such obligations.

4.     COVENANTS.

(a)     Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7.

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(b)     Maintenance of Registration Statement. For so long as any of the Preferred Shares remain outstanding or remain issuable hereunder, the Company shall maintain the effectiveness of the Registration Statement, file necessary amendments to the Registration Statement or file a new registration statement on Form F-3 (or other applicable forms) for the issuance thereunder of the Relevant Securities (as defined below); provided that, if at any time while the Preferred Shares are outstanding or remain issuable hereunder, the Company shall be ineligible to utilize Form F-3ASR (or any successor form) for the purpose of issuance of the Relevant Securities, the Company shall convert such registration statement to the proper EDGAR submission type as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. For the purposes of this Agreement, "Relevant Securities" means (i) the Conversion Shares; (ii) the Series A Pre-Delivery Shares (as defined below); (iii) the Pre-Delivery Shares; (iv) the Commitment Shares; and (v) any shares of capital of the Company issued or issuable with respect to the Preferred Shares and/or the Conversion Shares as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on issuance, conversion or exercise thereof. If the Company will lose its status as a WKSI at the time of filing its Form 20-F for fiscal year 2024, then prior to filing the Form 20-F, the Company will file a post-effective amendment (POS AM) to convert the Registration Statement from an automatic shelf registration statement on Form F-3ASR to a non-automatic shelf registration statement on Form F-3.

(c)     Prospectus Supplement and Blue Sky. In the manner required by law, the Company shall have delivered to the Buyers, and as soon as practicable after each Closing, the Company shall file, the Prospectus Supplement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before each Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at each Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to each Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities hereunder required under applicable securities or "Blue Sky" laws of the states of the United States following each Closing Date.

(d)     Use of Proceeds. The proceeds from the sale of the Securities will be used by Company and/or its subsidiaries for research and development, expansion of production scale, manufacturing or investing in digital mining sites and equipment for deployment in North America and sales globally, including any acquisition or disposition of assets from or between the Company's subsidiaries, and other general corporate purposes.

(e)     Listing. The Company shall promptly secure the listing of all of the Conversion Shares upon each securities exchange and automated quotation system, if any, upon which the ADSs are then listed, including the Principal Market (subject to official notice of issuance) and shall maintain such listing of all the Conversion Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization for quotation of the ADSs on the Principal Market or any other Eligible Market. Neither the Company nor any of its Significant Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the ADSs on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

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(f)      Fees. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees or broker's commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(g)     Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. Any such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(h)     Reporting Status. Until the date on which none of the Preferred Shares are outstanding or remain issuable hereunder (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act during the Reporting Period unless pursuant to a Fundamental Transaction (as defined in the Certificate of Designations).

(i)      Disclosure of Transactions and Other Material Information. On or before the Disclosure Time (as defined below), the Company shall, after receiving approval by the Lead Investor (which approval shall not be unreasonably withheld), issue a press release and furnish a Report of Foreign Private Issuer on Form 6-K describing the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement)) and the form of Certificate of Designations as exhibits to such filing (including all attachments, the "6-K Filing"). As of immediately following the furnishing of the 6-K Filing to the SEC, no Buyer shall be in possession of any material, non-public information received from the Company, any of its Significant Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 6-K Filing or in prior filings with (or in documents furnished to) the SEC. In addition, effective upon furnishing the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Significant Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of its Significant Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, non-public information regarding the Company or any of its Significant Subsidiaries from and after the date hereof without the express written consent of such Buyer, except with respect to the occurrence of a Triggering Event (as defined in the Certificate of Designations) the disclosure of which shall be governed by the Certificate of Designations. To the extent that the Company, its Significant Subsidiaries or any of its or their respective officers, directors, employees, affiliates or agents delivers any material, non-public information to a Buyer without such Buyer's prior written consent, except with respect to the occurrence of a Triggering Event the disclosure of which shall be governed by the Certificate of Designations, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Significant Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Significant Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company nor any of its Significant Subsidiaries shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the prior express written consent of each Buyer; provided, however, that the Company shall be entitled, without such prior approval of each Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and press release contemplated by this Section 4(j) and (ii) as is required by applicable law, regulation or any Eligible Market on which the Company's securities are then listed or quoted (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Significant Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the Registration Statement unless such disclosure is required by law, regulation or any Eligible Market on which the Company's securities are then listed or quoted. As used herein, "Disclosure Time" means, (i) if this Agreement is signed after 8:30 a.m. (New York City time) and before midnight (New York City time) on any Business Day, 8:31 a.m. (New York City time) on the Business Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Lead Investor, or (ii) if this Agreement is signed between midnight (New York City time) and 8:30 a.m. (New York City time) on any Business Day, no later than 8:31 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Lead Investor.

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(j)      Additional Preferred Shares. For so long as any Preferred Shares remain issued and outstanding, the Company will not issue any Preferred Shares other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations. The Company further agrees that it will not issue or sell any Preferred Shares to any Buyers under this Agreement other than Lead Investor without Lead Investor’s prior written consent, which consent may be granted or withheld in Lead Investor’s sole discretion.

(k)     Corporate Existence. For so long as any Preferred Shares remain issued and outstanding or remain issuable hereunder, the Company shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations.

(l)      Reservation of Shares. So long as any Preferred Shares remain outstanding or remain issuable hereunder, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance no less than the Required Reserve Amount. If at any time the number of Ordinary Shares authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company shall take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, (i) calling an extraordinary meeting of shareholders to authorize an increase in the amount of Ordinary Shares to be authorized and reserved to meet the Company's obligations under Section 3(e), (ii) obtaining shareholders' approval of such increase in such authorized number of shares, (iii) using best efforts to cause the Board of Directors of the Company to unanimously recommend to the shareholders of the Company that they approve such resolutions, (iv) using best efforts to cause its officers and directors who hold Ordinary Shares to be present at the shareholder meeting for quorum purposes (including by proxy) and (v) using best efforts to cause management's shares of the Company to be voted in favor of such increase in the authorized shares of the Company, to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount. The Required Reserve Amount and any increase in the number of shares so reserved shall be allocated pro rata among the Buyers, based on the total number of Ordinary Shares issuable pursuant to the terms of the Certificate of Designations (without regard to any limitations on the issuance of shares pursuant to the terms of the Certificate of Designations) issued to each Buyer on each Closing Date (the "Authorized Share Allocation"). In the event that a Buyer shall sell or otherwise transfer any of its Preferred Shares, each transferee shall be allocated a pro rata portion of such Buyer's Authorized Share Allocation with respect to such Buyer's Preferred Shares being transferred. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the holders of the remaining Preferred Shares, pro rata based on the Conversion Shares issuable pursuant to the terms of the Certificate of Designations (without regard to any limitations on the issuance of shares pursuant to the terms of the Certificate of Designations).

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(m)    Conduct of Business. The business of the Company and its Significant Subsidiaries shall not be conducted in violation of applicable Anti-Bribery Laws, Sanctions Laws and Anti-Money Laundering Laws.

(i)       The Company shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its Significant Subsidiaries and their directors, officers, employees, agents and representatives with the Sanctions Laws and the Anti-Bribery Laws.

(ii)      The Company will promptly notify the Buyers in writing if the Company or any of its Significant Subsidiaries, or to the Company’s knowledge, any of their directors, officers, employees, representatives or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.

(iii)     The Company shall promptly notify the Buyers in writing if it cannot comply with the covenants set forth in this Section 4(m).

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(n)     Subsequent Placements.

(i)      For purposes of this Section 4(n), the following definitions shall apply.

(1)     "Convertible Securities" means any shares or securities (other than Options (as defined below)) convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

(2)     "Options" means any rights, warrants or options to subscribe for or purchase Ordinary Shares, ADSs or Convertible Securities.

(3)     "Ordinary Share Equivalents" means, collectively, Options and Convertible Securities.

(ii)     From the date hereof until ninety (90) days from each Closing Date, the Company will not (A) directly or indirectly, file any registration statement with the SEC other than the Registration Statement and shall not file any Prospectus Supplement with respect to any Subsequent Placement (as defined below), (B) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred shares or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Ordinary Shares, ADSs or Ordinary Share Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"), or (C) be party to any solicitations, negotiations or discussions with regard to the foregoing. Notwithstanding the foregoing, this Section 4(n) shall not apply in respect of an issuance (i) of Ordinary Shares or ADSs or options to purchase Ordinary Shares or ADSs to directors, officers, employees or consultants of the Company or the Significant Subsidiaries in their capacity as such pursuant to an Approved Share Plan (as defined below), provided that (1) all such issuances (taking into account the Ordinary Shares (including those underlying any ADSs) issuable upon exercise of such options) after the date hereof pursuant to this clause do not, in the aggregate, exceed 251,549,733 Ordinary Shares (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions relating to the Ordinary Shares occurring after the date hereof) and (2) the exercise price of any such options is not lowered, the number of shares issuable thereunder is not increased, the term of such options is not extended and none of such options are otherwise amended in any manner that adversely affects any of the Buyers (other than, in each case under clause (2), to reflect any share splits, share dividends, share combinations, recapitalizations or other similar transactions relating to the Ordinary Shares occurring after the date hereof) and (ii) pursuant to an ATM Offering (each of the foregoing in clauses (i) through (ii), collectively, the "Excluded Securities"). As used herein, "Approved Share Plan" means any employee benefit plan or incentive plan which has been approved by the Board of Directors of the Company prior to or subsequent to the date hereof pursuant to which Ordinary Shares, ADSs and options to purchase Ordinary Shares or ADSs may be issued to any employee, officer or director for services provided to the Company in their capacity as such. Notwithstanding the foregoing, the Company covenants and agrees that it will only make issuances pursuant an ATM Offering if the ADSs are trading at $2.00 or higher per ADS (the “ATM Price Trigger”). Upon the occurrence of an ATM Price Trigger, then on such day the Company will be allowed to sell (A) up to five percent (5%) of the Company’s daily ADS trading volume for such day, and (B) at a price that is at least $2.00 or higher per ADS. However, for the avoidance of any doubt, any restrictions on the Company’s ability to make issuances pursuant to an ATM Offering set forth herein shall automatically expire twelve (12) months after each Closing Date.

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(iii)    Other than the transactions contemplated by this Agreement, until the one (1) year anniversary of the later of (x) such date that no Preferred Shares are outstanding and (y) no Preferred Shares remain issuable pursuant to this Agreement, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(n)(iii).

(1)     At least five (5) Business Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice (each such notice, a "Pre-Notice"), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether such Buyer is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within two (2) Business Days after the Company's delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than 6:00 p.m. New York Time on the second (2nd) Business Day after the delivery to such Buyer of such Pre-Notice, deliver to such Buyer an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least thirty percent (30%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer's pro rata portion of the Preferred Shares purchased hereunder (the "Basic Amount"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2)     To accept an Offer, in whole or in part, such Buyer must deliver a written notice (the "Notice of Acceptance") to the Company prior to the end of the tenth (10th) Business Day after such Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth (i) the portion of such Buyer's Basic Amount that such Buyer elects to purchase and (ii) if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase. If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the tenth (10th) Business Day after such Buyer's receipt of such new Offer Notice.

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(3)     The Company shall have five (5) Business Days from the expiration of the Offer Period above to (A) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "Refused Securities") pursuant to a definitive agreement (the "Subsequent Placement Agreement") but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (I) the execution of such Subsequent Placement Agreement, and (II) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, in each case, which shall be furnished to the SEC on a Report of Foreign Private Issuer on Form 6-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)     In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(iii)(3)), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(iii)(2) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(n)(iii)(3) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(iii)(1).

(5)     Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(n)(iii)(3) if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

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(6)     Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(n)(iii)(3) may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7)     The Company and the Buyers agree that if any Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement or whereby the terms or provisions of the transactions contemplated by this Agreement are negatively affected and the Buyers shall be entitled to the same registration rights provided to other investors in the Subsequent Placement.

(iv)    Notwithstanding anything to the contrary in this Section 4(n) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by the twentieth (20th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(o)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60-day period (other than the Offer Notices contemplated by the last sentence of Section 4(o)(iii)(2)).

(v)     The restrictions contained in this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities. The Company shall not circumvent the provisions of this Section 4(n) by providing terms or conditions to one Buyer that are not provided to all.

(o)     Taxes. Following the Closing, the Company shall make an annual determination whether the Company will be classified as a (i) "controlled foreign corporation" within the meaning of Section 957 or the Code or (ii) "passive foreign investment company" within the meaning of Section 1297 of the Code. The Company shall promptly provide to the Buyers any information that the Buyers reasonably requests and is necessary in order for each Buyer to (x) comply with its federal, state, or local tax return filing and information reporting obligations, (y) make and maintain a "qualified electing fund" election (as defined in the Code) with respect to the Company as a result of the Company being classified as a "passive foreign investment company", and (z) comply with filing requirements that arise as a result of the Company being classified as a "controlled foreign corporation" for U.S. federal income tax purposes.

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(p)     Integration. None of the Company, its Significant Subsidiaries, their affiliates and any Person acting on their behalf shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Eligible Market such that it would require shareholder approval prior to the closing of such other transaction.

(q)     FAST Compliance. While any Securities are outstanding and held by a Buyer, the Company shall maintain a transfer agent that participates in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program.

(r)      Company's Operations. While any Securities are outstanding or remain issuable hereunder, the Company shall (i) not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended; (ii) not become a U.S. real property holding corporation within the meaning of Section 897 of the Code (and the Company so certify upon any Buyer's request); (iii) not become subject to the BHCA or regulation by the Federal Reserve; (iv) not own or control, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve; and (v) not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(s)     Return of Series A Pre-Delivery Shares and Pre-Delivery Shares. The Company and the Lead Investor acknowledge and agree that 8,000,000 ADSs (“Series A Pre-Delivery Shares”) had been issued to and are currently held by the Lead Investor in connection with the Lead Investor’s prior purchase of Series A Preferred Shares. In addition, the Company shall deliver 7,000,000 ADS to the Lead Investor as Pre-Delivery Shares in connection with its purchase of Preferred Shares contemplated hereby, bringing the total number of ADSs as Series A Pre-Delivery Shares and Pre-Delivery Shares issued to the Lead Investor to 15,000,000, with US$0.00000075 paid by the Lead Investor to the Company for each such Series A Pre-Delivery Share or Pre-Delivery Share. Notwithstanding anything to the contrary contained herein, each Buyer, severally and not jointly with any other Buyer, hereby covenants and agrees with the Company (and not with any other Buyer) that, upon the later of (i) such date that no Preferred Shares remain potentially issuable to such Buyer hereunder pursuant to the Closings, and (ii) such date no Preferred Shares or Series A Preferred Shares of the Company are then held by such Buyer (whether following the conversion or redemption, as applicable, of all Preferred Shares then held by such Buyer), such Buyer shall within thirty (30) Business Days deliver to the Company, either directly or through the Offset (as defined below), collectively a number of ADSs equal to the total number of ADSs previously issued to such Buyer as Series A-1 Pre-Delivery Shares and Pre-Delivery Shares (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after the date hereof), and the Company shall pay such Buyer US$0.00000075 for each such Series A Pre-Delivery Share and each such Pre-Delivery Share (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after the date hereof).

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Notwithstanding the foregoing, the Company and the Buyer may jointly agree to apply some or all of the Series A Pre-Delivery Shares and Pre-Delivery Shares to offset the Company’s obligation to deliver ADSs upon receipt of the final Conversion Notice (as defined in the Certificate of Designations) for the Series A Preferred Shares or Preferred Shares (the “Offset”). The specific number of Series A Pre-Delivery Shares and Pre-Delivery Shares used for this Offset must be mutually agreed upon in writing by the Company and the Buyer. Any remaining Series A Pre-Delivery Shares and Pre-Delivery Shares not applied toward such Offset shall be promptly returned to the Company pursuant to the terms set forth in this Section 4(s).

(t)      Use of Series A Pre-Delivery Shares and Pre-Delivery Shares. On any day in which a Conversion Notice (as defined in the Certificate of Designations) is delivered by a Buyer to the Company but before receiving the ADSs issuable pursuant to such Conversion Notice, a Buyer holding Series A Pre-Delivery Shares or Pre-Delivery Shares shall be authorized to sell a number of Series A Pre-Delivery Shares or Pre-Delivery Shares up to the number of ADSs to be issued as specified in such Conversion Notice. The ADSs issued pursuant to the Conversion Notice, once delivered to the Buyer, shall automatically replenish the sold Series A Pre-Delivery Shares or Pre-Delivery Shares, as applicable. Notwithstanding the foregoing, the Lead Investor may sell at any time up to 1,250,000 Pre-Delivery Shares before being required to submit a Conversion Notice, subject to the following condition: once the Lead Investor completes sales of Pre-Delivery Shares on any given trading day (“First Trading Day”), the Lead Investor must, within five (5) trading days from the First Trading Day (including the First Trading Day), submit a Conversion Notice for a number of shares equal to or greater than the number of Pre-Delivery Shares sold on the First Trading Day.

(u)     Closing Documents. As soon as reasonably practicable after each Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer, a complete closing set (which may be solely in electronic format) of the executed copies of the Transaction Documents, Securities and other documents required to be delivered to any party pursuant to Section 7.

(v)     Outbound Investment Law. The Company acknowledges that the transaction contemplated hereby is a “notifiable transaction” (as defined at 31 C.F.R. § 850.217 and, as such, the Buyer intends to file notification pursuant to the Outbound Investment Law.  The Company agrees to provide reasonable assistance to the Buyer in making any such notification, including providing any information required to complete the notification or in response to questions from the U.S. Department of the Treasury or other competent authority relating to such notification,

5.     REGISTER; Depositary INSTRUCTIONS; Assistance in ADS Conversion.

(a)     Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Preferred Shares), a register for the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee). The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

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(b)     Depositary Instructions. The Company shall deposit Ordinary Shares with the Depositary’s Custodian and such other documents and opinions as the Depositary shall reasonably request including issue irrevocable delivery order instructions to the Depositary to deliver ADSs, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company pursuant to the terms of the Certificate of Designations(the "Irrevocable Depositary Instructions"). The Company represents and warrants that no instruction other than the Irrevocable Depositary Instructions referred to in this Section 5 will be given by the Company to the Depositary and any subsequent depositary with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(c)     Assistance in ADS Conversion. In addition to, and not in derogation from, any provision set forth in any of the Transaction Documents, upon written request by a Buyer, the Company shall provide reasonable assistance to such Buyer in the conversion of any such Preferred Shares pursuant to the terms of the Certificate of Designations or the conversion of any Ordinary Shares into freely tradeable ADSs, subject to the rules and regulations of the Securities Act. The Company shall use reasonable best efforts to: (a) request its counsels to submit a request, and if requested, opinions, to the Depositary, the Company's transfer agent, the Company's corporate registrar and all other applicable parties (as applicable, collectively "Agent") to facilitate the conversion of Preferred Shares into Conversion Shares and conversion of Ordinary Shares into freely tradeable ADSs, (b) pay the conversion, maintenance, registration and other fees and expenses related to the conversion of Preferred Shares into Conversion Shares and the conversion of Ordinary Shares into freely tradeable ADSs (and to the extent a Buyer incurs any such fees, the Company shall reimburse such Buyer for such fees), and (c) provide conversion approvals and instructions to the Agent and all other applicable parties (as applicable).

6.     CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the applicable Preferred Shares to each Buyer at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)      Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

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(ii)     Such Buyer and each other Buyer shall have delivered to the Company the applicable Purchase Price by wire transfer of immediately available funds pursuant to the Wire Instructions provided by the Company.

(iii)     The representations and warranties of such Buyer shall be true and correct in all respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to each Closing Date.

(iv)    No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.     CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the applicable Preferred Shares at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)      The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Preferred Shares (allocated in such amounts as the Buyer shall reasonably request) being purchased by such Buyer at each Closing pursuant to this Agreement, (iii) if such Closing is the First Closing, the Class A Ordinary Shares underlying such Buyer’s Pre-Delivery Share Allocation at the First Closing. The Company shall cause the Depositary to deliver such Buyer’s Pre-Delivery Share Allocation at the First Closing to such Buyer (or its designee), by crediting to such Buyer's or its designee's balance account with DTC on a delivery versus payment basis, and as to which the Buyer shall be the owner thereof as of the First Closing Date.

(ii)     Each Buyer shall have received the opinion of Kirkland & Ellis LLP, the Company's U.S. counsel, dated as of each Closing Date, substantially in the form attached hereto as Exhibit B-1 and of Maples and Calder (Hong Kong) LLP, the Company's Cayman Islands counsel, dated as of each Closing Date, substantially in the form attached hereto as Exhibit B-2.

(iii)    The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in such entity's jurisdiction of formation issued by the Registrar (or comparable office) of such jurisdiction, as of a date within ten (10) days of each Closing Date.

(iv)   The Company shall have delivered to such Buyer a certified copy of the Articles of Association as certified by the Registrar of the Cayman Islands (or a fax or pdf copy of such certificate) within ten (10) days of each Closing Date.

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(v)     The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of each Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer and (ii) the Company's Articles of Association, each as in effect at each Closing Date, substantially in the form attached hereto as Exhibit C.

(vi)    The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to each Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of each Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer substantially in the form attached hereto as Exhibit D.

(vii)   (I) The ADSs shall be designated for quotation or listed on the Principal Market, (II) the ADSs shall not have been suspended, as of each Closing Date, by the SEC or the Principal Market from trading on the Principal Market, nor shall suspension by the SEC or the Principal Market have been threatened, as of each Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market and (III) Nasdaq Listing Rule 5635 shall not be applicable to the transactions contemplated by this Agreement.

(viii)  The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement and filed the Prospectus and Prospectus Supplement with the SEC as required thereunder and the Company shall have no knowledge of any fact that would reasonably be expected to cause any Registration Statement to not be effective or the Prospectus contained therein to not be available for the issuance and sale of the Securities. With respect to the Second Closing, the Commitment Shares shall have been included in the applicable Prospectus Supplement.

(ix)     No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(x)      Since the date of this Agreement, no event or series of events shall have occurred that reasonably could be expected to result in a Material Adverse Effect.

(xi)     The Company shall have provided to such Buyer the Company's wire instructions, on the Company's letterhead and duly executed by the Company's Chief Executive Officer (the "Wire Instructions").

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(xii)    The resolutions approving the Certificate of Designations shall have been filed with the Registrar and shall be in full force and effect, enforceable against the Company in accordance with their terms and shall not have been amended.

(xiii)   The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(xiv)   If such Closing is the Second Closing, the First Closing shall have occurred.

(xv)    On each Closing Date, the Company would qualify as a WKSI.

(xvi)   Solely with respect to the Second Closing:

(1)     the Company shall have entered into a Security Agreement with the Lead Investor in a form acceptable to the Lead Investor in its sole and absolute discretion;

(2)     the Company’s subsidiary, Canaan U.S. Inc. and all of its subsidiaries, if any, shall have executed a Guaranty in favor of the Lead Investor in a form acceptable to the Lead Investor in its sole and absolute discretion;

(3)     the Company shall have delivered all Conversion Shares issuable upon conversion of any Preferred Shares issued in the First Closing on a timely basis and all other capital shares required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents;

(4)     the Company shall have no knowledge of any fact that would reasonably be expected to cause the Registration Statement to not be effective or the Prospectus contained therein to not be available for the issuance and sale of the Securities;

(5)     any Preferred Shares, Conversion Shares and Commitment Shares to be issued in connection with the Second Closing may be issued in full without violating the rules or regulations of the Eligible Market on which the ADSs are then listed or designated for quotation (as applicable);

(6)     no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated;

(7)     there shall not have occurred a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event;

(8)     the Buyer shall not be in (and no other Buyer shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Significant Subsidiaries or any of their respective affiliates, employees, officers, representatives or agents;

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(9)     the Company shall not have failed to timely make any payment pursuant to any Transaction Document;

(10)   (A) no Authorized Share Failure (as defined in the Certificate of Designation) shall exist or be continuing and the applicable Required Reserve Amount is available under the Articles of Association and reserved by the Company to be issued pursuant to the terms of the Preferred Shares and (B) all Ordinary Shares underlying the Conversion Shares issuable upon conversion of the Conversion Amount may be issued in full without resulting in an Authorized Share Failure;

(11)   the Conversion Shares issuable pursuant to the terms of the Preferred Shares and the Commitment Shares issuable at the Second Closing are duly authorized and eligible for trading without restriction on an Eligible Market; and

(12)   no bona fide dispute shall exist, by and between any of the Buyers, the Company and/or the Principal Market (or such applicable Eligible Market in which ADSs are then principally trading) with respect to any term or provision of any Security, this Agreement or any other Transaction Document.

8.     TERMINATION. In the event that the First Closing shall not have occurred with respect to Lead Investor on or before five (5) Business Days from the date hereof due to the Company's or Lead Investor’s failure to satisfy the conditions set forth in Sections 6 and 7 (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party. In the event that the Second Closing has not occurred on or before April 30, 2025, this Agreement shall terminate and be of no further force and effect with respect to the Second Closing. If this Agreement is terminated pursuant to this Section 8, each Buyer shall remain obligated to deliver the number of ADSs equal to such Buyer’s Pre-Delivery Share Allocation to the Company, and the Company shall remain obligated to pay such Buyer for such ADSs, as described in Section 4(s).

9.     MISCELLANEOUS.

(a)     Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Cayman Islands, without giving effect to any choice of law or conflict of law provision or rule (whether of the Cayman Islands or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Cayman Islands. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. In addition to, but not in limitation of, any other rights of a Buyer hereunder, if (a) this Agreement is placed in the hands of an attorney for collection of any indemnification or other obligation hereunder then outstanding or enforcement or any such obligation is collected or enforced through any legal proceeding or a Buyer otherwise takes action to collect amounts due under this Agreement or to enforce the provisions of this Agreement or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Agreement, then the Company shall pay the costs incurred by such Buyer for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys' fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Agreement shall be affected, or limited, by the fact that the Preferred Share Purchase Price paid for the Preferred Shares was less than the original principal amount thereof.

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(b)     Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c)     Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)     Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(e)     Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Buyers holding at least a majority of the aggregate number of the Preferred Shares issued and issuable under this Agreement and shall include the Lead Investor (the "Required Holders"), and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities as applicable. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement and the holders of the Preferred Shares, as the case may be. Each Buyer hereby acknowledges and agrees that any action taken pursuant to this Section may result in, or be perceived to result in, a disproportionate impact on such Buyer compared to the impact of such action on one or more other Buyer(s). This provision constitutes a separate right granted to each Buyer by the Company and shall not in any way be construed as the Buyers acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise to it or has any other obligation to provide any financing to the Company.

(f)      Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Canaan Inc.

28 Ayer Rajah Crescent, #06-08

Singapore 139959

Attention: Legal Department

E-mail:	canaan_legal@canaan-creative.com

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with a copy (for informational purposes only) to:

Kirkland & Ellis International LLP

58th Floor, China World Tower A

No. 1 Jian Guo Men Wai Avenue

Chaoyang District, Beijing 100004

People’s Republic of China

Attention: Justin You Zhou, Esq.

E-mail:	justin.zhou@kirkland.com

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Hansen Black Anderson Ashcraft PLLC

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043
Attention: Jonathan Hansen

E-mail:	jhansen@hbaa.law

or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's e-mail containing the time, date, recipient e-mail and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations). A Buyer shall not assign any of its rights or obligations hereunder without the prior written consent of the Company.

(h)     No Third Party Beneficiaries. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act (As Revised) to enforce any term of this Agreement.

(i)      Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive each Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

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(j)      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)     Indemnification. (i)  In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall indemnify and hold harmless each Buyer and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company in this Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(j) or (iv) the status of such Buyer as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)     Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and, except in the case of a direct claim against the indemnifying party, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding arising out of any third party claim effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k) except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. For the avoidance of doubt, the provisions of this Section 9(k)(ii) shall not apply to direct claims between the Company and a Buyer.

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(iii)     The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)    The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l)       No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)     Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to timely perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)     Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

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(o)     Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)     Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(q)     Sections 8 and 19(3) of the Electronic Transactions Act (As Revised) of the Cayman Islands shall not apply.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

CANAAN INC.

By:	/s/ Nangeng Zhang
	Name:	Nangeng Zhang
	Title:	Chairman and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

[buyer]

By:
Name:
Title:

Maximum Percentage to be included in the Preferred Shares:

☐	4.99%
☒	9.99%

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address, and Email	Number of Preferred Shares to be Purchased at the First Closing	Number of Preferred Shares to be Purchased at the Second Closing	Number of Pre- Delivery Shares to be Purchased at the First Closing	Legal Representative's Address and Email

EXHIBITS

Exhibit A	Form of Certificate of Designations
Exhibit B-1	Form of Opinion of Company's U.S. Counsel
Exhibit B-2	Form of Opinion of Company's Cayman Islands Counsel
Exhibit C	Form of Secretary’s Certificate
Exhibit D	Form of Officer's Certificate

SCHEDULES

Schedule I	List of General Use Free Writing Prospectus
Schedule II	Company Disclosure Letter